POWER OF ATTORNEY

	Know all by these presents that the undersigned hereby constitutes and appoints each of Bradley J. Wyatt and Richard M.
 Bolton, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as a 10% shareholder of Unique Fabricating, Inc. (the "Company"), Forms 3,
4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and Form ID, adopted by the Securities and Exchange Commission.


(2)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Form
3, 4, or 5, or Form ID, and timely file such form with the United States Securities and Exchange
Commission and any stock exchange, stock market or similar authority; and


(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of June, 2015.


		PENINSULA FUND V LIMITED PARTNERSHIP
By: Peninsula Fund V Management L.L.C.
Its:  General Partner

By: Peninsula Capital Partners L.L.C.
Its:  Manager

By:	/s/ Scott A. Reilly
Scott A. Reilly
President and Chief Investment Officer


STATE OF MICHIGAN

COUNTY OF WAYNE



On this 30th day of June, 2015, Scott A. Reilly personally appeared before me, and acknowledged that he or she executed the foregoing instrument for the purposes therein contained.


	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



 Dan J. Scanlan, Jr.
Notary Public



/SEAL/








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